UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 30, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.
The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.
On February 5, 2024, SAI Computing LLC (the “Borrower”), a wholly-owned subsidiary of Applied Digital Corporation (the “Company”), entered into a Termination of Loan and Security letter with B. Riley Commercial Capital, LLC and B. Riley Securities, Inc. (the “Lenders”), B. Riley Commercial Capital, LLC as Collateral Agent, and the Company as Guarantor (the “Termination Letter”). The Termination Letter terminated the Loan and Security Agreement dated as of May 23, 2023, as amended, among the parties, which had provided for a term loan (the “Loan Agreement”) in the principal amount of $50,000,000 with a maturity date of May 23, 2025. At the time of the Termination Letter, all principal, interest and fees under the Loan Agreement had been paid in full. No early termination penalty was paid in connection with the Termination Letter.
The foregoing description of the Termination Letter is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
On January 30, 2024, the Company issued an Unsecured Promissory Note (the “Note”) payable to AI Bridge Funding LLC (the “Lender”), providing for an unsecured loan in the aggregate principal amount of up to $20,000,000 (the “Principal Amount”), of which $15,000,000 was available immediately and funded upon the execution of the Note. The obligation of the Lender to advance the remaining $5,000,000 shall be in the Lender’s sole discretion.
The outstanding Principal Amount will mature on January 30, 2026 (the “Maturity Date”) unless earlier redeemed, exchanged, repurchased or repaid and bears interest at a rate per annum of 12.50%, compounded quarterly and shall be payable in arrears on a quarterly basis on the first business day of each calendar quarter and on the Maturity Date. Subject to the repayment fee described below, all accrued and unpaid interest shall be paid on the earlier of (i) prepayment in full of the outstanding Principal Amount and (ii) the Maturity Date. In the event that any amount due under the Note is not paid when due, such overdue amount shall bear interest at an annual rate of 4.0% in excess of the interest rate otherwise payable under the Note until such unpaid amounts are paid in full.
The Company may, upon at least one Business Day’s prior written notice to the Lender, prepay the outstanding Principal Amount and any accrued and unpaid interest, in whole or in part, at any time prior to the Maturity Date without any interest, premium or penalty. Subject to certain exceptions and qualifications, the Company shall prepay the outstanding Principal Amount and any accrued and unpaid interest upon (i) the sale of all or substantially all of the consolidated assets of the Company or its subsidiaries to a non-affiliated third party purchaser or (ii) a merger, consolidation, recapitalization or reorganization of the Company with or into a non-affiliated third party purchaser. Additionally, upon the receipt by the Company or any of its subsidiaries of any cash proceeds from either (a) the incurrence of any indebtedness (other than indebtedness evidenced by the Note) or (b) the issuance of any equity interests in the Company, and in in each case of the preceding clauses (a) and (b) which in aggregate are in excess of $35,000,000, the Company shall apply the net cash proceeds of such incurrence of any indebtedness or issuance of any equity interests, as applicable, toward the prepayment of the outstanding principal of the Note.
Pursuant to the terms of the Note, upon the earlier to occur of (i) prepayment of the outstanding Principal Amount in full and (ii) the Maturity Date, and after giving effect to (and without duplication of) all amounts payable thereunder, including without limitation, interest, the Company is obligated to pay to the Lender a repayment fee in an amount sufficient (if any) for the Lender to receive an aggregate amount equal to 1.25x the aggregate principal amount funded as loans by the Lender to the Company in accordance with the terms and provisions of the Note.
The Note includes customary representations, warranties and covenants and sets forth certain events of default after which the outstanding Principal Amount may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the outstanding Principal Amount becomes automatically due and payable.
Affiliates of the Lender are both an investor in B. Riley Financial, Inc. and also an investment management client of B. Riley Asset Management. As previously disclosed, Wes Cummins, the Company’s Chairman and Chief Executive Officer,

served as the President of B. Riley Asset Management, and effective February 5, 2024, resigned from that position. Mr. Cummins is no longer employed by B. Riley Financial, Inc. or any affiliate thereof. As previously disclosed, affiliates of B. Riley Financial, Inc. were lenders to the Company and its subsidiaries, which loans were repaid in full, and one or more of such affiliates were, and to the Company’s knowledge no longer are, investors in the Company.
The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX

Exhibit No.	Description

4.1	Unsecured Promissory Note, dated January 30, 2024, issued by the Company and payable to AI Bridge Funding LLC.
10.1	Termination of Loan and Security letter, dated February 5, 2024, between the Company and B. Riley Commercial Capital, LLC and B. Riley Securities, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	February 5, 2024	By:	/s/ David Rench
		Name:	David Rench
		Title:	Chief Financial Officer